UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Utah	333-171488	26-1805170
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4685 South Highland Drive, Suite 202
Salt Lake City, UT  84117
(801) 278-9424
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On or about September 14, 2011, City Media, Inc., a Utah corporation (the “Company”), terminated its Rental Agreement entered into on September 24, 2010 with Craig Miller due to non-payment.  Mr. Miller returned the vehicle and all equipment as disclosed in the said Rental Agreement to the Company, and the Company resolved on September 14, 2011 to sell the vehicle and equipment and focus solely on its ATM operations.

On September 14, 2011, Charta Systems, Inc., a Utah wholly owned subsidiary of the Company (“Charta”), amended its ATM Service Agreement with Wasatch ATM, a Utah limited liability corporation managed by Charta’s COO, Mr. Calvin Jones (“Wasatch”), to include the outsourced services of Wasatch in providing and distributing the vault cash necessary for maintaining the Company’s ATM machines.  The amendment to Charta’s agreement with Wasatch facilitated the settlement of Charta’s related party Promissory Notes with 3-2-1 Partners, LLP and with Kelly Trimble; the resources of which were previously used to fund the vault cash for the Company’s ATM machines.  This outsourcing will reduce the administrative accounting responsibility of Charta.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10	ATM Service Agreement Amendment No. 1 Vaulting Cash Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY MEDIA, INC.

Date:	September 16, 2011	By:	/s/Thomas J. Howells
Thomas J. Howells President and Chief Executive Officer, Principal Accounting Officer